Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined balance sheet as of December 31, 2011 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 are based on the historical financial statements of Cytomedix and Aldagen after giving effect to the Acquisition. The Acquisition will be accounted for using the acquisition method of accounting.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 gives effect to the Acquisition as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of December 31, 2011 assumes that the Acquisition took place on December 31, 2011.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Acquisition occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. The unaudited condensed combined balance sheet and statement of operations as of and for the year ended December 31, 2011 were derived from (i) the Company’s audited consolidated financial statements as of and for the year ended December 31, 2011 as included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and (ii) Aldagen’s audited financial statements as of and for the year ended December 31, 2011 included elsewhere herein.

The pro forma condensed combined financial data reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed based on a preliminary valuation study performed with the assistance of an independent third-party valuation firm and based on information currently available. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed will result in adjustments, which may be material, to the balance sheet and/or statement of operations.

As required, the unaudited pro forma condensed combined financial data includes adjustments which give effect to the events that are directly attributable to the Acquisition, expected to have a continuing impact and are factually supportable. Hence any planned adjustments affecting the balance sheet, statement of operations or changes in common stock outstanding, subsequent to the assumed closing date of the Acquisition are not included.

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Cytomedix, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2011

	Historical			Pro Forma	Combined Pro
	Cytomedix	Aldagen		Adjustments	Forma

Current assets
Cash	$2,246,050	$161,612	F	$(208,000)	$9,989,769
			E	5,000,000
			H	2,790,107
Short-term investments, restricted	52,840	-			52,840
Accounts and royalties receivable, net	1,480,463	120,619			1,601,082
Inventory	548,159	51,206			599,365
Prepaid expenses and other current assets	695,567	72,593			768,160
Deferred costs, current portion	136,436	-			136,436
	$5,159,515	$406,030			$13,147,652

Property and equipment, net	978,893	807,952			1,786,845
Deferred costs	317,219	-			317,219
Identifable intangible assets	2,916,042	-	B	31,261,243	34,177,285
Goodwill	706,823	-	B	-	706,823
Other long term assets	-	9,256			9,256

Total Assets	$10,078,492	$1,223,238			$50,145,080

Current liabilities
Accounts payable and accrued expenses	$1,849,133	$535,968	D	$585,568	$2,970,669
Convertible debt	-	12,265,483	J	(12,265,483)	-
Deferred revenue	654,721	-			654,721
Dividends payable on preferred stock	105,533	-	F	(105,533)	-
Derivative liabilities, current portion	528,467	-			528,467
Contingent consideration - liability	-	-	A	11,109,020	11,109,020
Series E Preferred Stock - liability	-	-	A	18,955,742	18,955,742
	$3,137,854	$12,801,451			$34,218,619

Note payable (non-current)	2,100,000	-			2,100,000
Derivatives and other liabilities	1,559,055	511,224	C	(511,224)	1,559,055

Total Liabilities	$6,796,909	$13,312,675			$37,877,674

Redeemable convertible preferred stock
Junior preferred stock	-	13,527,821	C	(13,527,821)	-
Series C preferred stock	-	24,866,381	C	(24,866,381)	-
Series C-1 preferred stock	-	23,818,667	C	(23,818,667)	-

Stockholders' equity (deficit)
Preferred series A	10	-	F	(10)	-
Preferred series B	7	-	F	(7)	-
Preferred series D	-	-	G	-	-
Common stock	5,554	3,630	C	(3,630)	7,323
			G	779
			E	423
			H	567

Additional paid-in Capital	54,458,170	-	A	1,883,751	66,116,180
			G	461,221
			F	(102,450)
			E	4,999,577
			H	3,840,911
			I	575,000

Accumulated deficit	(51,182,158)	(74,305,936)	C	74,305,936	(53,856,097)
Pro forma income adjustments				(2,673,939)

	$3,281,583	$(74,302,306)			$12,267,406

Total Liabilities and Equity	$10,078,492	$1,223,238			$50,145,080

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Data.

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Cytomedix, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2011

	Historical			Pro Forma	Combined Pro
	Cytomedix	Aldagen		Adjustments	Forma

Revenues
Product sales	$5,902,120	$623,352			$6,525,472
License fees	1,345,279	-			1,345,279
	$7,247,399	$623,352			$7,870,751

Cost of revenues
Cost of sales	2,727,156	187,117			2,914,273
Cost of royalties	-	-			-
	$2,727,156	$187,117			$2,914,273

Gross profit	$4,520,243	$436,235			$4,956,478

Operating expenses
Salaries and wages	2,852,327	1,919,181	I	575,000	5,346,508
Consulting expenses	1,348,499	80,036	D	(27,000)	1,401,535
Professional fees	786,424	146,010	D	(36,000)	896,434
Research, development, trials and studies	98,148	2,828,094			2,926,242
General and administrative (including transaction expenses)	2,949,164	900,585	K	99,500	3,836,139
			D	(113,110)
	$8,034,562	$5,873,906			$14,406,858

Loss from operations	$(3,514,319)	$(5,437,671)			$(9,450,380)

Other income (expense)
Interest income (expense), net	(1,048,474)	(2,820,400)	J	2,819,951	(1,048,923)
Change in fair value of derivative liabilities	470,466	1,459,249	C	(1,459,249)	470,466
Gain on debt restructuring	576,677	-			576,677
Other income (expense), net	23,135	3,258	G	(462,000)	(1,486,978)
			H	(1,051,371)
	$21,804	$(1,357,893)			$(1,488,758)

Loss before provision for income taxes	(3,492,515)	(6,795,564)			(10,939,138)
Income tax provision	18,000	-			18,000

Net loss	$(3,510,515)	$(6,795,564)			$(10,957,138)

Preferred dividends
Series A preferred stock	(9,064)	-	F	9,064	-
Series B preferred stock	(6,168)	-	F	6,168	-
Series D preferred stock	(331,004)	-	G	331,004	-
Redeemable preferred stock	-	(4,002,811)	C	4,002,811	-

Loss attributable to Common Stockholders	$(3,856,751)	$(10,798,375)			(10,957,138)

Loss per share

Basic	$(0.08)		L		$(0.13)
Diluted	$(0.08)		L		$(0.13)

Weighted average outstanding shares - basic	50,665,986				81,894,170
Weighted average outstanding shares - diluted	50,665,986				81,894,170

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Data.

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Notes to Unaudited Pro Forma Condensed Combined Financial Data

1.	Description of the Acquisition

Cytomedix, Inc., a Delaware corporation (the “Company” or “Cytomedix”) entered into an Exchange and Purchase Agreement by and among, Cytomedix, Aldagen, Inc., a Delaware corporation (“Aldagen”) and Aldagen Holdings, LLC, a North Carolina limited liability company and the sole equity holder of Aldagen (the “Selling Equity Holder”) dated February 8, 2012 (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, Cytomedix acquired all of the issued and outstanding capital stock and convertible promissory notes of Aldagen. Aldagen is now a wholly-owned subsidiary of Cytomedix.

Purchase Consideration

As consideration for the exchange of the outstanding capital stock and convertible promissory notes of Aldagen, Cytomedix issued 135,398 shares of its Series E Convertible Preferred Stock (the “Series E Preferred Stock”) to Aldagen’s former investors. The Series E Preferred Stock are entitled to dividends, when, as and if declared by the Board. Each share of the Series E Preferred Stock entitles the holder thereof to vote on all matters voted on by holders of the Company’s common stock voting together, on an as converted basis, at all meetings of the Company’s shareholders and to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of 100 shares of the Company’s common stock. Upon any dissolution, liquidation and winding up of the Company, the Series E Preferred Stock is entitled to the same liquidation rights as the Company’s common stock. The Series E Preferred Stock are automatically convertible into shares of common stock, in a 1-for-100 shares ratio, upon the Company’s filing of its Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware of the Charter Amendment.

In addition to the Series E Preferred Stock, Aldagen’s former investors have the right to receive up to 20,309,723 shares of the Company’s common stock (the “Contingent Consideration”), contingent upon Aldagen’s achieving certain milestones related to its current ALD-401 Phase 2 clinical trial.

Finally, each holder of warrants to acquire shares of Aldagen capital stock agreed to exchange the Aldagen warrants for warrants to acquire an aggregate of 2,115,596 shares of the Company’s common stock with an exercise price of $1.42 per share (the “Replacement Warrants”). Each Replacement Warrant expires December 31, 2014 and, subject to call provisions of the Replacement Warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of the total shares of the Company’s common stock exercisable under the Replacement Warrant, and (ii) upon issuance of the final tranche of the Contingent Consideration, for the remaining balance of the shares under the Replacement Warrant. The Replacement Warrants also contain exercise price adjustments, cashless exercise and other provisions customary to instruments of this nature.

Simultaneous with the closing of the Acquisition, the Company executed several other transactions, which are not considered part of the purchase consideration, as follows.

Issuance of Common Stock

On February 8, 2012 and simultaneous with the closing of the Acquisition, the Company entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors, with respect to the sale of shares of its common stock, for gross proceeds of $5.0 million.

Redemption of Series A and Series B Redeemable Convertible Preferred Stock

The Company redeemed all outstanding shares of its Series A and Series B Convertible Preferred Stock, for $208,000 in cash, pursuant to their terms.

Series D Convertible Preferred Stock Conversions

All holders of the Company’s outstanding Series D Convertible Preferred Stock (the “Series D Preferred Stock”) purchased in a private placement of the Company’s securities in April 2010 converted their shares of the Series D Preferred Stock into shares of the Company’s common stock prior to the Series D Preferred Stock redemption date of April 2013, under the terms of such securities at the conversion price of $0.4392 per share (or $0.558 per share in case of affiliates), for the total of 7,790,350 shares of common stock, which included 330,000 shares of common stock representing forgone dividend payments to such holders through April 2013.

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Warrant Exercises

An offer was extended to certain holders of Company warrants (holding warrants to purchase approximately 5.7 million shares of the Company’s common stock) acquired in previously reported private placement transactions in 2010 and 2011 requesting them to exercise their respective warrants pursuant to the terms of individually negotiated and executed warrant exercise agreements, in exchange for an inducement consisting of newly issued stock purchase warrants. In consideration for such early exercises and estimated proceeds of approximately $2.8 million, the Company agreed to issue additional warrants to purchase an aggregate of 1,180,547 shares of common stock, at an exercise price per share of $1.42. Each warrant expires December 31, 2014 and, subject to call provisions of the warrant, is exercisable as follows: (i) commencing on the issuance date, for up to 30% of shares of the Company’s common stock under each warrant, and (ii) upon issuance of the final tranche of the Contingent Consideration, for the remaining balance of the warrant. Each warrant also contains exercise price adjustments, cashless exercise and other provisions customary to the instruments of this nature.

Post-Combination Stock-Based Compensation

Each outstanding option to acquire shares of Aldagen capital stock was cancelled and, in satisfaction of a closing condition, the Company’s Board granted options to acquire approximately 1.7 million shares of the Company’s stock to certain newly added employees, officers, directors and advisors under the Company’s Long-Term Incentive Plan. The new options vest during a post-combination service period and will be expensed during such service period.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial data have been prepared based on the Company’s and Aldagen’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations. Certain amounts contained in Aldagen’s financial statements have been reclassified to conform to the Company’s financial statement presentation; these reclassifications had no effect on Aldagen’s net loss for the year ended December 31, 2011.

The fair value of the Company’s Series E Preferred Stock was calculated using the closing stock price for the Company’s common stock on February 8, 2012. The fair value of the Contingent Consideration was calculated using a probability-weighted approach, assessing the probability of achieving the proscribed contingencies as well as applying a present value technique. Because the Company does not have sufficient authorized and unissued shares of common stock to fulfill the conversion obligations of the Series E Preferred Stock and issuance obligations of the Contingent Consideration, both the Series E Preferred Stock and the Contingent Consideration are shown as liabilities in the unaudited pro forma condensed combined balance sheet until such time sufficient authorized shares are obtained.

The fair value of the Replacement Warrants was calculated using the Black-Scholes option pricing model, and includes the use of unobservable inputs such as the expected term, anticipated volatility and expected dividends. Based on their terms, the Replacement Warrants are classified as equity.

The issuance of common shares, redemption of the Series A and Series B Redeemable Convertible Preferred Stock, the induced conversion of the Series D Convertible Preferred Stock and the induced exercise of the warrants are accounted for at their fair values, and are not considered part of the purchase consideration. The warrant holders have until June 30, 2012 to accept such offer; the pro forma financial information is prepared assuming that all offers for early exercise are accepted.

3.	Acquisition Method of Accounting

The unaudited pro forma condensed combined financial data reflect accounting for the Acquisition in accordance with the acquisition method of accounting. Under the acquisition method, the purchase consideration is allocated to the asset acquired and the liabilities assumed based on their estimated fair values, with any excess of the purchase consideration over the estimated fair values of the identifiable net asset acquired being recorded as goodwill.

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The following table demonstrates the allocation of the purchase consideration to the assets acquired and liabilities assumed on February 8, 2012, based on their estimated fair values:

Estimated Fair Value
Purchase Consideration:
Series E Preferred Stock	$18,955,742
Contingent Consideration	11,109,020
Replacement Warrants	1,883,751
Total Consideration	$31,948,513

Tangible Assets Acquired:
Cash	$20,067
Receivables	210,394
Property and equipment	772,486
Other	87,391
Net deferred tax assets	-

Identifable Intangible Assets Acquired:
IPR&D Technology	$29,585,000
Trademarks and Tradename	1,990,000

Liabilities Assumed:
Accounts Payable and Accrued Expenses	$1,040,034
Other	118,617

Goodwill	441,826
$31,948,513

Identifiable intangible assets associated with trademarks and tradename will be amortized on a straight-line basis over their estimated useful lives of 20 years. Identifiable intangible assets associated with in-process research and development (“IPR&D”) are initially classified as indefinite lived; such classification will be reassessed every reporting period based on the status of the research and development projects. Goodwill is considered an indefinite lived asset. The Company recognized net deferred tax assets of approximately $10.4 million related to difference between book and tax bases of the assets acquired and the liabilities assumed, and established a full valuation allowance for this amount given management’s assessment of the likelihood that it is more likely than not that the deferred assets will not be realized; these amounts are reflected on a net basis in the above table.

4.	Pro Form Assumptions and Adjustments

The following assumptions and adjustments apply to the unaudited pro forma condensed combined financial data:

A)	Represents the pro forma payment of the purchase consideration, including the fair value of the (i) Series E Preferred Stock, (ii) contingent consideration, and (iii) Replacement Warrants. Because the Company does not have sufficient authorized and unissued shares of common stock to fulfill the conversion obligations of the Series E Preferred Stock, the Series E Preferred Stock is shown as a liability in the unaudited pro forma condensed combined balance sheet until such time sufficient authorized shares are obtained. The Series E Preferred Stock will be reclassified to equity once shareholder approval increasing available authorized shares of common stock is obtained.

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In addition to the Series E Preferred Stock, Aldagen’s former investors have the right to receive up to 20,309,723 shares of the Company’s common stock (the “Contingent Consideration”), contingent upon Aldagen’s achieving certain milestones related to its current ALD-401 Phase 2 clinical trial. Because the Company does not have sufficient authorized and unissued shares of common stock to fulfill the issuance obligations of the Contingent Consideration, the Contingent Consideration is shown as a liability in the unaudited pro forma condensed combined balance sheet until such time sufficient authorized shares are obtained. The Contingent Consideration will be remeasured at fair value at every balance sheet date (i.e., marked to market) and changes to fair value will be recognized as a gain or loss on the statement of operations in the period of such change. The Contingent Consideration will be reclassified to equity once shareholder approval increasing available authorized shares of common stock is obtained.

Based on their terms, the Replacement Warrants are classified as equity.

B)	Represents the pro forma impact of the allocation of the purchase consideration to the (i) tangible and identifiable intangible assets acquired, (ii) liabilities assumed, and (iii) goodwill. The net tangible assets (net of liabilities) as of January 1, 2011 and December 31, 2011 were greater than the net tangible assets (net of liabilities) actually acquired on February 8, 2012 and the variance was greater than goodwill actually calculated as of February 8, 2012; accordingly, such variance was reflected as a reduction of acquired IPR&D for purposes of presenting the pro form financial information as of and for the year ended December 31, 2011.

C)	Represents the pro forma elimination of Aldagen’s historical equity accounts as a result of the Acquisition.

D)	Represents the pro forma impact to the balance sheet of accruing approximately $586,000 of Transaction Expenses incurred in 2012, and to the statement of operations of eliminating approximately $176,000 of Transaction Expenses incurred in 2011 by the Company and Aldagen.

E)	Represents the pro forma issuance of 4.2 million shares of common stock and the related receipt of $5,000,000 of gross proceeds.

F)	Represents the pro forma redemption of Series A and Series B Convertible Preferred Stock for approximately $208,000 in cash and elimination of current year dividends.

G)	Represents the pro forma induced conversion of Series D Convertible Preferred Stock into 7,460,350 shares of common stock, in exchange for 330,000 shares of common stock (representing foregone dividends) and elimination of current year dividends.

H)	Represents the pro forma induced exercise of stock purchase warrants including the issuance of 5,666,826 shares of common stock and the receipt of exercise proceeds of approximately $2.8 million, in exchange for warrants to purchase 1,180,547 shares of common stock, assuming all such warrants were exercised on February 8, 2012.

I)	Represents pro forma stock-based compensation expense relating to stock options granted to Aldagen employees in 2012. Fair value of the stock options was calculated using the Black-Scholes option pricing model.

J)	Represents pro forma elimination of Aldagen’s convertible notes and reduction of interest expense on Aldagen’s convertible promissory notes converted as of the Acquisition.

K)	Represents the pro forma amortization of the acquired identifiable intangible assets related to trademarks and tradename over their estimated useful lives of 20 years, for the year ended December 31, 2011.

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L)	Pro forma loss per share, basic and diluted, includes the pro forma impacts of (i) issuance of the purchase consideration, (ii) elimination of Series A, Series B and Series D Preferred Stock dividends, (iii) issuance of common stock, and (iv) exercise of the warrants, and is calculated as follows:

Basic and Diluted
Net loss attributable to common stockholders, as originally reported	$(3,856,751)
Pro forma net loss attributable to common stockholders	$(10,957,138)

Weighted Average outstanding shares for the period, as originally reported	50,665,986
Pro forma adjustments:
Common shares issued to investor	4,231,192
Common shares issued to induce Series D preferred stock	330,000
Common shares issued upon conversion of Series D preferred stock	7,460,350
Common shares issued upon exercise of warrants	5,666,826
Shares issuable upon conversion of Series E convertible preferred stock	13,539,816

Pro forma weighted average outstanding shares for the period	81,894,170

Loss per share basic and diluted, as originally reported	$(0.08)
Pro forma loss per share basic and diluted	$(0.13)

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